Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being directors of Dillard’s, Inc., a Delaware corporation (the “Corporation”), hereby grants a power of attorney to William Dillard II, Paul J. Schroeder, Jr., James I. Freeman and Steven K. Nelson, and authorizes and designates each of them as their true and lawful attorneys and agents, to execute in such director’s name a Registration Statement of the Corporation on Form S-8 under the Securities Act of 1933, as amended with respect to (i) 600,000 shares of the Corporation’s Class A Common Stock issuable pursuant to the Corporation’s Stock Bonus Plan (ii) 1,000,000 shares of the Corporation’s Class A Common Stock issuable pursuant to the Corporation’s Stock Purchase Plan and (iii) 200,000 shares of the Corporation’s Class A Common Stock issuable pursuant to the Corporation’s 2005 Non-Employee Director Restricted Stock Plan, and any amendments thereto, and all documents necessary or desirable in connection therewith, and to file such registration statement and other documents with the Securities and Exchange Commission. Each of the attorneys and agents shall have full power and authority to do in the name and on behalf of each director making such appointment, every act whatsoever deemed necessary or advisable to be done as fully and to all intents and purposes as any such director could do in person.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand on this 21st day of May, 2005.

Signature	Title	Date
/s/ Robert C. Connor Robert C. Connor	Director	May 21, 2005
/s/ Drue Corbusier Drue Corbusier	Executive Vice President and Director	May 21, 2005
/s/ Will D. Davis Will D. Davis	Director	May 21, 2005
/s/ Alex Dillard Alex Dillard	President and Director	May 21, 2005
/s/ Mike Dillard Mike Dillard	Executive Vice President and Director	May 21, 2005
/s/ John Paul Hammerschmidt John Paul Hammerschmidt	Director	May 21, 2005
/s/ Peter R. Johnson Peter R. Johnson	Director	May 21, 2005
/s/ Warren A. Stephens Warren A. Stephens	Director	May 21, 2005
/s/ William H. Sutton William H. Sutton	Director	May 21, 2005
/s/ J.C. Watts, Jr. J.C. Watts, Jr.	Director	May 21, 2005